EXHIBIT 99.1
LGI Homes Reports Second Quarter 2023 Results and Raises Full Year Closing and Margin Guidance
THE WOODLANDS, Texas, August 1, 2023 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the second quarter 2023 and the six months ended June 30, 2023.
Second Quarter 2023 Highlights
•Net Income of $53.1 million, or $2.26 Basic EPS and $2.25 Diluted EPS
•Net Income Before Income Taxes of $71.4 million
•Home Sales Revenues of $645.3 million
•Home Closings of 1,854
•Average Sales Price per Home Closed of $348,042
•Gross Margin as a Percentage of Homes Sales Revenues of 22.0%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues of 23.8%
Six Months Ended June 30, 2023 Highlights
•Net Income of $80.1 million, or $3.41 Basic EPS and $3.39 Diluted EPS
•Net Income Before Income Taxes of $103.8 million
•Home Sales Revenues of $1.1 billion
•Home Closings of 3,220
•Average Sales Price per Home Closed of $351,748
•Gross Margin as a Percentage of Homes Sales Revenues of 21.3%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues of 23.1%
•Active Selling Communities at June 30, 2023 of 102
•Net Orders of 4,156
•Ending Backlog at June 30, 2023 of 1,638 homes valued at $601.3 million
•Total Owned and Controlled Lots at June 30, 2023 of 69,226
*Non-GAAP
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•Total liquidity of $384.7 million at June 30, 2023, including cash and cash equivalents of $43.3 million and $341.4 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 36.8% at June 30, 2023
Management Comments
“We delivered strong results in the second quarter as we continued to capitalize on the recovery in demand for new homes and focused on increasing affordability for our customers and returning profitability to historical levels,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“In the second quarter, we closed 1,854 homes, a 35.7% increase over the first quarter of 2023, and generated over $645.3 million in revenue. Driving our performance was the strength of our backlog coming into the second quarter and our ongoing success at connecting motivated, qualified buyers with our highly trained sales teams. Our average selling price in the second quarter was $348,042, a decrease of 2.4%, both year-over-year and sequentially. Contributing to the decrease was our decision to start smaller square footage homes with the goal of realigning our product offering to increase affordability for our customers. The success of these actions was evident in our second quarter results. Our net new orders increased 124.2% over the same period last year, and we expect our continued focus on increasing affordability to drive additional benefits in the coming quarters as more of these smaller homes become available.
“Increasing profitability remained a key priority during the quarter and our gross margins reflected that focus. In the second quarter, our gross margin was 22.0% and our adjusted gross margin was 23.8%. Both metrics were up 170 basis points over the first quarter of this year, marking significant progress on the path to returning our profitability metrics back to historical levels.
“Based on our results to date and our outlook for the second half of the year, we are raising our full year closing guidance to a range between 6,500 and 7,200 homes and raising our full year gross margin guidance to a range between 21.5% and 23.5% and adjusted gross margin guidance to a range between 23.0% and 25.0%. We are investing in the growth of our business, bringing new communities online and identifying opportunities for additional growth in the years to come. We continue to expect 115 to 125 active communities at year end with an additional 20% to 30% growth in community count in 2024.”
Mr. Lipar concluded, “Demand trends remain positive and our performance year to date provides us with significant momentum as we pursue our goals and objectives for 2023. We are proud of our second quarter results and enter the second half of the year well positioned with a clear focus on driving growth, improving profitability and continuing to create long-term value for our shareholders.”
Full Year 2023 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release, the Company is providing the following updates to its guidance for the full year 2023. The Company now expects:
•Home closings between 6,500 and 7,200
•Active selling communities at the end of 2023 between 115 and 125
•Average sales price per home closed between $345,000 and $360,000
•Gross margin as a percentage of home sales revenues between 21.5% and 23.5%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 23.0% and 25.0% with capitalized interest accounting for the majority of the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues between 12.5% and 13.5%
•Effective tax rate between 24.0% and 25.0%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2023 are similar to those experienced so far in the third quarter of 2023 and that construction costs, availability of land and land development costs in the remainder of 2023 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, August 1, 2023 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.lgihomes.com.
An archive of the webcast will be available for replay on the Company’s website for one year from the date of the conference call.

About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 35 markets in 20 states. As one of America’s fastest growing companies, LGI Homes has closed over 65,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of America’s Most Trustworthy Companies for the second consecutive year. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state and national level, including the Top Workplaces USA 2023 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2023 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 and subsequent filings by the Company with the Securities and Exchange Commission. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$43,334	$31,998
Accounts receivable	48,166	25,143
Real estate inventory	2,889,113	2,898,296
Pre-acquisition costs and deposits	26,244	25,031
Property and equipment, net	37,786	32,997
Other assets	75,011	93,159
Deferred tax assets, net	7,867	6,186
Goodwill	12,018	12,018
Total assets	$3,139,539	$3,124,828

LIABILITIES AND EQUITY
Accounts payable	$59,365	$25,287
Accrued expenses and other liabilities	295,765	340,128
Notes payable	1,053,397	1,117,001
Total liabilities	1,408,527	1,482,416

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,485,513 shares issued and 23,546,041 shares outstanding as of June 30, 2023 and 27,245,278 shares issued and 23,305,806 shares outstanding as of December 31, 2022	275	272
Additional paid-in capital	315,174	306,673
Retained earnings	1,770,585	1,690,489
Treasury stock, at cost, 3,939,472 shares as of June 30, 2023 and December 31, 2022	(355,022)	(355,022)
Total equity	1,731,012	1,642,412
Total liabilities and equity	$3,139,539	$3,124,828

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Home sales revenues	$645,270	$723,069	$1,132,627	$1,269,119

Cost of sales	503,333	491,710	891,874	879,353
Selling expenses	49,225	43,269	92,030	77,667
General and administrative	27,626	29,084	57,586	57,373
Operating income	65,086	159,006	91,137	254,726
Other income, net	(6,323)	(4,006)	(12,620)	(7,836)
Net income before income taxes	71,409	163,012	103,757	262,562
Income tax provision	18,275	39,636	23,661	60,500
Net income	$53,134	$123,376	$80,096	$202,062
Earnings per share:
Basic	$2.26	$5.24	$3.41	$8.53
Diluted	$2.25	$5.20	$3.39	$8.43

Weighted average shares outstanding:
Basic	23,533,097	23,552,883	23,457,615	23,694,241
Diluted	23,608,892	23,745,853	23,615,206	23,968,263

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Home sales revenues	$645,270	$723,069	$1,132,627	$1,269,119
Cost of sales	503,333	491,710	891,874	879,353
Gross margin	141,937	231,359	240,753	389,766
Capitalized interest charged to cost of sales	9,138	5,735	15,895	10,248
Purchase accounting adjustments (1)	2,708	2,026	4,744	4,308
Adjusted gross margin	$153,783	$239,120	$261,392	$404,322
Gross margin % (2)	22.0%	32.0%	21.3%	30.7%
Adjusted gross margin % (2)	23.8%	33.1%	23.1%	31.9%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rates and Closing Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended June 30, 2023					As of June 30, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$230,585	710	$324,768	36.3	6.5	36
Southeast	143,649	448	320,645	24.7	6.0	23
Northwest	70,404	143	492,336	10.0	4.8	10
West	82,739	214	386,631	12.3	5.8	13
Florida	117,893	339	347,767	18.7	6.0	20
Total	$645,270	1,854	$348,042	102.0	6.1	102

	Three Months Ended June 30, 2022					As of June 30, 2022
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$316,654	935	$338,667	31.0	10.1	32
Southeast	117,569	361	325,676	19.7	6.1	20
Northwest	70,792	133	532,271	8.3	5.3	8
West	123,956	301	411,814	12.7	7.9	12
Florida	94,098	297	316,828	19.6	5.1	20
Total	$723,069	2,027	$356,719	91.3	7.4	92

	Six Months Ended June 30, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$380,965	1,163	$327,571	35.7	5.4
Southeast	248,025	764	324,640	24.3	5.2
Northwest	145,219	302	480,858	9.7	5.2
West	161,625	423	382,092	12.8	5.5
Florida	196,793	568	346,467	17.3	5.5
Total	$1,132,627	3,220	$351,748	99.8	5.4

	Six Months Ended June 30, 2022
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$578,952	1,779	$325,437	30.5	9.7
Southeast	190,032	599	317,249	19.8	5.0
Northwest	173,666	334	519,958	9.3	6.0
West	179,539	443	405,280	11.3	6.5
Florida	146,930	471	311,953	19.3	4.1
Total	$1,269,119	3,626	$350,005	90.2	6.7

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the six months ended June 30, 2023 and (ii) owned or controlled lots by reportable segment as of June 30, 2023.

	Six Months Ended June 30, 2023	As of June 30, 2023
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	1,163	21,314	3,551	24,865
Southeast	764	14,468	2,859	17,327
Northwest	302	6,435	1,459	7,894
West	423	9,373	1,635	11,008
Florida	568	5,173	2,959	8,132
Total	3,220	56,763	12,463	69,226
(1)Of the 56,763 owned lots as of June 30, 2023, 43,762 were raw/under development lots and 13,001 were finished lots. Finished lots included 1,124 completed homes, including information centers, and 3,027 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Six Months Ended June 30,
	2023 (4)	2022 (5)
Net orders (1)	4,156	2,837
Cancellation rate (2)	20.8%	20.8%
Ending backlog – homes (3)	1,638	1,266
Ending backlog – value (3)	$601,275	$445,120
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts for which vertical construction is generally set to occur within the next six to twelve months. Ending backlog is valued at the contract amount.
(4)As of June 30, 2023, the Company had 131 units related to bulk sales agreements associated with its wholesale business.
(5)As of June 30, 2022, the Company had 412 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Vice President of Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com